UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2017 (January 31, 2017)

INVESTORS REAL ESTATE TRUST

(Exact name of Registrant as specified in its charter)

North Dakota	001-35624	45-0311232
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 31st Avenue SW, Suite 60
Post Office Box 1988
Minot, ND 58702-1988

(Address of principal executive offices) (Zip code)

(701) 837-4738

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 31, 2017, the Company’s operating partnership, IRET Properties, a North Dakota Limited Partnership, entered into a Credit Agreement providing for an unsecured, variable interest rate, syndicated revolving line of credit with initial aggregate revolving credit commitments of $250 million from BMO Harris Bank N.A., KeyBank, National Association, PNC Bank, National Association, Royal Bank of Canada, U.S. Bank National Association, Associated Bank, National Association, Bank of North Dakota and Raymond James Bank, N.A. as lenders (“Line of Credit”). Bank of Montreal serves as Administrative Agent; KeyBank, National Association and PNC Bank, National Association as Syndication Agents; and BMO Capital Markets Corp., Keybanc Capital Markets Inc. and PNC Capital Markets, LLC as Joint Lead Arrangers and Joint Book Runners.

The Line of Credit contains a $250 million accordion option, which exercise is subject to the satisfaction of certain conditions, but the maximum borrowing capacity of the Line of Credit will be based on the value of an unencumbered asset pool (“UAP”). The UAP may not consist of less than 15 properties that meet certain eligibility criteria, and eligible properties may be added and removed from the UAP subject to the satisfaction of certain conditions. The Line of Credit is guaranteed by the Company, the general partner of the operating partnership and each subsidiary that owns a UAP property; will accrue interest at a rate based either on a margin percentage over the Lender’s Base Rate, ranging from 0.6% to 1.25%, or on a margin percentage over LIBOR, ranging from 1.6% to 2.25%, based on the Company’s total leverage ratio; and has a four year termination date which may be extended for an additional one year period subject to the satisfaction of certain conditions.  The Line of Credit also requires the payment of customary fees and contains covenants, representations and warranties and events of default customary for credit facilities of this type.

The foregoing summary of the principal terms of the Credit Agreement is qualified by reference to the Credit Agreement, a copy of which will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the fiscal quarter ended January 31, 2017.

Item 7.01.             Regulation FD Disclosure.

On February 2, 2017, the Company issued a press release announcing the Line of Credit, which is attached hereto as Exhibit 99.1.

The information set forth in this Item 7.01, including Exhibit 99.1, is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except as expressly provided by specific reference in such a filing.

Item 9.01              Financial Statements and Exhibits

(d)   Exhibits

Exhibit
Number	Description

99.1	Press Release dated February 2, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTORS REAL ESTATE TRUST

Date: February 2, 2017	By:	/s/ Timothy P. Mihalick
Timothy P. Mihalick
Chief Executive Officer